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                                                                    Exhibit 23.2
                                                                    ------------

                        CONSENT OF PRICE WATERHOUSE LLP
                        -------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47417) of our report dated January 30, 1998, relating to the consolidated financial statements of Oppenheimer Capital, and its subsidiaries as identified on the index to financial statements included as item 8 of PIMCO Advisors Holdings L.P.'s 1997 Annual Report on Form 10-K for the transition period from May 1 to December 31, 1997.

We also consent to the incorporation by reference to those reports in the Registration Statement on Form S-8 (No. 333-43201).

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
March 26, 1998